Exhibit 10.5
FORM OF
ELITE
SUBSCRIPTION AND STOCK OPTION
AGREEMENT
This Subscription and Stock Option Agreement (this “Agreement”), dated [DATE], (the “Agreement Date”) is by and between, Coty Inc., a Delaware corporation (the “Company”) and [NAME] (the “Participant”) and collectively as “Parties.”
RECITALS
WHEREAS, the Company and the Participant desire to enter into this Agreement for the Participant to have acquired a number of shares of Class A Common Stock of the Company, par value $0.01 per share, no later than a certain date, as set forth below and, to the extent required under the Company’s Insider Trading Policy, subject to approval by the Company’s Chief Legal Officer.
WHEREAS, in connection with the Participant’s acquisition of Class A Common Stock and not in duplication of any other matching grant related to such shares, the Company shall grant to the Participant on [DATE] (the “Grant Date”) an option to purchase an additional number of shares of Class A Common Stock pursuant to the terms set forth below and the Coty Inc. Equity and Long-Term Incentive Plan, as amended and restated as of April 8, 2013, as amended effective February 2, 2017, and as may be amended further from time to time (the “Plan”) and subject to approval, as necessary, by the Company’s Remuneration and Nomination Committee or its designee.
WHEREAS, this Agreement shall be considered “Terms and Conditions” for purposes of the Plan.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as set forth below. Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.
ARTICLE I
SUBSCRIPTION
Section 1.1    Subscription Obligation. Upon the terms and subject to the conditions of this Agreement, the Participant hereby agrees that, as of [DATE] (the “Share Ownership Assessment Date”), the Participant’s Owned Number of Common Shares shall be no less than the “Subscription Amount” (as defined in Annex A to this Agreement). For purposes of this Agreement, the Participant’s “Owned Number of Common Shares” shall mean the number of shares Class A Common Stock with respect to which the Participant is the shareholder of record, but shall not include any compensatory awards that have not yet either become vested or been distributed as shares of Class A Common Stock.

Section 1.2    Acceleration Event. If, prior to the Share Ownership Assessment Date set forth in Section 1.1 above, there occurs either (i) a public announcement of a transaction that, if consummated, would constitute a Change in Control or (ii) a termination of the Participant’s Service by reason of death, or Disability, then, for all purposes of this Agreement, the Share Ownership Assessment Date shall be the date on which such event described in clause (i) or (ii) above occurs. If, prior to the Share Ownership Assessment Date set forth in Section 1.1 above, there occurs a termination of the Participant’s Service by reason of Retirement, then, for all purposes of this Agreement, the Share Ownership Assessment Date shall be the date that is three (3) months prior to the date the Participant delivers to the Company his or her notice of Retirement.
ARTICLE II
STOCK OPTIONS

Section 2.1    Option Grant. In accordance with the terms of the Plan and subject to the terms and conditions of this Agreement, the Company hereby grants to the Participant as of the Grant Date an option (the “Option”) to purchase all or any part of an aggregate of [NUMBER] shares of the Company’s Class A Common Stock (the “Option Shares”). This Option is a nonqualified stock option and is not intended to be an incentive stock option within the meaning of Code Section 422.

Section 2.2    Exercise Price. The Exercise Price of the Option will be the Fair Market Value of a share of the Company’s Class A Common Stock on Grant Date.

Section 2.3    Vesting, Exercisability and Clawback of Option. The Participant may exercise this Option only after it has become vested and exercisable in accordance with the following:

(a)	In General. The Option shall vest and become exercisable on the fifth anniversary of the Grant Date, subject to the Participant’s continuous employment by the Company through such date.

(b)
Change in Control. If, within twelve months following a Change in Control, (i) the Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) the Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, the Option shall vest and become exercisable.

(c)
Joint Venture. If the Participant becomes an employee of a Joint Venture during the Restriction Period, vesting of the Option shall be tolled beginning on the date the Participant becomes an employee of the Joint Venture and shall recommence on the date the Participant again becomes an Employee. Accordingly, the Restriction Period shall be extended by the number of days the Participant was an employee of the Joint Venture.

(d)
Retirement, Death, or Disability. The Option shall vest and become exercisable to the extent provided in Section 6.1 in the event of the Participant’s termination of Service by reason of Retirement, death, or Disability.

(e)	Forfeiture and Clawback.

(i)Notwithstanding any provision of this Agreement to the contrary, the Option shall be immediately forfeited and canceled in full if, as of the Share Ownership Assessment Date, the Participant’s Owned Number of Common Shares is less than sixty percent (60%) of the Investment Target Value (as defined in Annex A).

(ii)Notwithstanding any provision of this Agreement to the contrary, the Forfeitable Portion (as defined below) shall be immediately forfeited and canceled in full if, as of the Share Ownership Assessment Date, the Participant’s Owned Number of Common Shares is at least sixty percent

(60%) of the Investment Target Value but less than one hundred percent (100%) of the Subscription Amount. “Forfeitable Portion” shall mean, with respect to a Participant on the Share Ownership Assessment Date, the difference between (x) the number of Option Shares minus (y) the product of the Owned Number of Common Shares and three (3) (which number represents the number of matching Options granted to the Participant for each share of the Subscription Amount). To illustrate, assume a Participant’s Investment Target Value is one hundred (100) Common Shares, the Subscription Amount is eighty (80) Common Shares and the Option is for two hundred forty (240) Option Shares. If, on the Share Ownership Assessment Date, the Participant’s Owned Number of Common Shares is seventy (70) (i.e., 70% of the Investment Target Value), then the Forfeitable Portion is thirty (30) Options (two hundred forty (240) minus two hundred ten (210) (which is seventy (70) times three (3)), which Forfeitable Portion shall be immediately forfeited. The remaining two hundred ten (210) Options will remain subject to the terms of this Agreement and the Plan.

(iii)Notwithstanding any provision of this Agreement to the contrary, ten percent (10%) of the Option shall be forfeited upon the Participant’s third (3rd) failure to provide his or her shareholding statement by the deadline reasonably imposed by the Company and, upon a fourth (4th) such violation, 100% of the remaining Option shall be forfeited.

Section 2.4    Potential Forfeiture of Matching Award; Platinum Program. The Participant hereby acknowledges and agrees that there shall be no duplication of Awards granted in connection with the Participant’s acquisition of any Common Shares that are included in the Owned Number of Shares. Therefore, notwithstanding any agreement between the Parties to the contrary, the Participant agrees that if, by the Agreement Date, but in any event no later than October 31, 2016, the Participant chooses to keep any portion of the Option based on an Owned Number of Common Shares, then any unvested Restricted Stock Units or other unvested Awards granted in connection with the acquisition such same Common Shares (whether granted under the Company’s “Platinum” program or otherwise) shall be forfeited; provided, however, that if such Award cannot be forfeited without violating applicable law, then the portion of the Option attributable to the acquisition of such same Common Shares shall be forfeited. Any Participant with respect to whom this Section 2.4 shall apply to Awards granted prior to the Grant Date shall execute the acknowledgement in Annex B as a condition to the Option Award in this Agreement.

ARTICLE III
EXPIRATION
Subject to Article VI, the Option will expire on the tenth anniversary of the Grant Date (the “Expiration Date”).
ARTICLE IV
TRANSFERABILITY OF OPTION
Section 4.1    General. Except as provided in Section 4.2, (i) no Option granted under the Plan and this Agreement may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) the Option shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Section 4.2    Successor Obligations. Subject to applicable law, Options may be transferred to any Successor. Such transferred Options may not be further sold, transferred, pledged, assigned or otherwise alienated by the Successor, and shall be subject in all respects to the terms of this Agreement and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.
ARTICLE V
EXERCISE OF OPTION
Section 5.1    Notice of Exercise. After the Option has become exercisable pursuant to Section 2.3, and while it remains exercisable in accordance with the terms of this Agreement, the Participant may exercise the Option in whole or in part on any Exercise Date by delivering a signed, written exercise notice to the Company. The notice shall indicate the number of Shares being purchased. The Option must be exercised as to a whole number of Shares.
Section 5.2    Payment of Exercise Price. The Participant must pay the Exercise Price of the Option at the time of exercise as follows: (i) in cash or by check payable to the order of the Company; (ii) by means of a cashless exercise procedure approved by the Company’s Remuneration and Nomination Committee or its designee; or (iii) any combination of the foregoing.
Section 5.3    Withholding Obligation. The withholding obligation upon the Participant’s exercise of the Option must be satisfied by paying the amount of required withholding to the Company. If the Participant does not pay the amount of required withholding to the Company, the Company will withhold from the Shares to be delivered to the Participant the minimum amount of funds required to cover any Withholding Tax required to be withheld by the Company by reason of such exercise of the Option.
Section 5.5    Use of Shares. Shares used to satisfy the Exercise Price and/or any required withholding tax will be valued at their Fair Market Value, determined in accordance with the Plan.
Section 5.6    Condition of Transfer. The Company will issue no Shares pursuant to the Option before the Participant has paid the Exercise Price and any withholding obligation in full..
ARTICLE VI
TERMINATION OF SERVICE
Upon termination of Service with the Company or an Affiliate, the Participant’s right to exercise the Option will be subject to the following rules:
Section 6.1    Retirement, Disability or Death. In the event a Participant’s Service terminates by reason of Retirement, Disability or death:

(a)
The Applicable Fraction of the portion of the Option remaining after application of the forfeiture provisions in Section 2.3(e) and which has not theretofore become exercisable shall immediately become vested and exercisable with respect to the Applicable Fraction of the Option Shares.

(b)	The portion of an Option that is vested (whether by application of Section 6.1(a) above or otherwise) on the date the Participant terminates Service due to Retirement,

Disability or death shall remain exercisable through the second (2nd) anniversary of the date of the Participant’s termination of Service and shall thereafter expire.

(c)
Any unvested portion of the Option as of the date of termination (other than any portion thereof that becomes vested pursuant to Section 6.1(a)) shall be forfeited and canceled, without consideration, on the date of Termination of Service.

Section 6.2    Other Termination of Service. Except as provided in Section 2.3(b) if the Participant’s Service terminates for any reason other than Retirement, Disability or death:

(a)	Any unvested portion of the Option as of the date of termination shall be forfeited and canceled on the date of termination, and

(b)
The vested portion, if any, of the Option shall remain exercisable through (A) the date that is six months after the Participant’s termination of Service, if the six month period commences in an open trading window, or (B) if the six month period commences in a closed trading window, the date that is six months from the first day of the next open trading window. Any vested Option remaining outstanding after such date shall thereafter expire.

Section 6.3     Option Expiration. In no event may the Option be exercised after the Expiration Date.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANT
The Participant, severally as to itself only and not jointly as to or with anyone else, hereby represents and warrants to the Company as follows:
Section 7.1    Authority and Enforceability. The Participant has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized and this Agreement constitutes a valid and legally binding obligation of the Participant, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
Section 7.2    No Conflict; Required Filings and Consents. The execution, delivery and performance by the Participant of this Agreement and the consummation by the Participant of the transactions contemplated hereby do not and will not (a) violate any Law, or (b) require any consent or approval of any person, including any registration or filing with, or notice to any Governmental Authority.
Section 7.3    Investment Purpose; Independent Decision.  Any Common Shares the Participant acquires are solely for the Participant’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution attributable to the Common Shares.  The Participant acknowledges and agrees that the decision to acquire Common Shares pursuant to this Agreement and the decisions whether, to what extent, and the method used to satisfy the Subscription Amount (whether by borrowing or otherwise) are decisions that he or she makes and executes independently, and that neither the Company nor its agents shall be liable with respect to any action the Participant takes in connection with acquiring Common Shares pursuant to this Agreement.

ARTICLE VIII
GENERAL PROVISIONS
Section 8.1    Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or Service, and no terms of the Participant’s employment or Service will be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement will be construed as conferring any legal rights on the Participant to continue to be employed or remain in Service with the Company, nor will it interfere with the Company’s right to discharge the Participant or to deal with him or her regardless of the existence of the Plan, this Agreement or the Option.
Section 8.2    Participant to Have No Rights as a Shareholder. Before the date as of which the Participant is recorded on the books of the Company as the holder of any Option Shares, the Participant will have no rights as a shareholder with respect to those Option Shares.
Section 8.3    Securities Law Requirements.

(a)
If at any time the Committee determines that issuing Option Shares would violate applicable securities laws, the Company will not be required to issue such Option Shares. The Committee may declare any provision of these Terms and Conditions or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to exercise, the Company may require the Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.

(b)
No Person who acquires Option Shares under this Agreement may sell the Option Shares, unless they make the offer and sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which is current and includes the Option Shares to be sold, or an exemption from the registration requirements of the Securities Act.

Section 8.5    No Limitation on Rights of the Company. The grant of the Option does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
Section 8.6     Notice. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to:
Coty Inc.
350 Fifth Avenue
New York, New York 10118
Attention: General Counsel

Notice to the Participant should be sent to the address on file with the Company. Either party may change the Person and/or address to which the other party must give notice under this Section 8.3 by giving such other party written notice of such change, in accordance with the procedures described above.

Section 8.7    Successors. All obligations of the Company under these Terms and Conditions will be binding on any success to the Company, whether existence of the of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.
Section 8.8    Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.
Section 8.9    Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. If the terms of this Agreement conflict with the terms of the Plan document, the Plan document will control.
Section 8.10    Amendment of the Agreement. This Agreement may be amended unilaterally by the Committee to the extent provided under the Plan, or by a written instrument signed by both parties.
Section 8.11    Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.
Section 8.12    Administration. The Committee administers the Plan and this Agreement. The Participant’s rights under this Agreement are expressly subject to the terms and conditions of the Plan, including any guidelines the Committee adopts from time to time. The Participant hereby acknowledges receipt of a copy of the Plan.
Section 8.13    Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a party shall be valid only if set forth in writing by such party.
Section 8.14    Third-Party Beneficiaries. Nothing in this Agreement shall confer upon any person other than the parties and their respective successors and permitted assigns any right of any nature.
Section 8.15    Counterparts. This Agreement may be executed in counterparts, including electronic transmission and facsimile counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COTY INC.
By:	Address for Notices:
Name:
Title:

PARTICIPANT
By:	Address for Notices:
Name:
Title:

ANNEX A

“Investment Target Value” means $[•].
“Subscription Amount” means a number of shares of Class A Common Stock equal to $___________ divided by the closing price of a share of Class A Common Stock on the NYSE on [DATE].

ANNEX B
Agreement to Forfeiture Provision
The Participant, as identified below, hereby acknowledges and agrees that Section 2.4 of the Elite Subscription and Stock Option Agreement dated [DATE] (“Elite Agreement”) shall have the effect of amending, without any further action required by the Company or Participant, the forfeiture provisions of any Restricted Stock and Restricted Stock Tandem Award Agreement (“Platinum Agreement”) entered into in connection with the acquisition of Common Shares, where such Common Shares are included in the Owned Number of Shares set forth in the Elite Agreement. Neither the Participant nor any beneficiary or representative shall have any right with respect to Restricted Stock Units granted under the Platinum Agreement that are forfeited pursuant to Section 2.4 of the Elite Agreement.

PARTICIPANT
By:
Name:
Title:

Agreed and Accepted by:

COTY INC.
By:
Name:
Title: